================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            MICRON TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF MICRON TECHNOLOGY, INC.]

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 25, 1997

To the Shareholders:

  Notice Is Hereby Given that the 1997 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on November 25, 1997, at 9:00 a.m., Mountain Standard Time, at the BANK OF AMERICA CENTRE, 245 S. CAPITOL BOULEVARD, BOISE, IDAHO 83702, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

  2. To approve an amendment to the Company's 1994 Stock Option Plan increasing the number of shares reserved for issuance thereunder to 32,000,000.

  3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending September 3, 1998.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on September 29, 1997, are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the meeting, at the Company's headquarters at 8000 S. Federal Way, Boise, Idaho 83706-9632.

  Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders will be required to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Shareholders holding shares in the name of a broker or other nominee are requested to bring a statement from the broker or nominee confirming their ownership in the Company's Common Stock. Directions to the meeting's location accompany the Proxy Statement.

  To ensure your representation at the meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          Roderic W. Lewis
                                          Vice President of Legal Affairs,
                                          General Counsel & Corporate
                                           Secretary

Boise, Idaho
October 20, 1997

            YOUR VOTE IS IMPORTANT, PLEASE MAIL YOUR PROXY PROMPTLY

  Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                       [LOGO OF MICRON TECHNOLOGY, INC.]

                              8000 S. FEDERAL WAY
                            BOISE, IDAHO 83706-9632

                               ----------------

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 25, 1997

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 1997 Annual Meeting of Shareholders to be held on November 25, 1997, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1997 Annual Meeting of Shareholders. The Annual Meeting will be held at the BANK OF AMERICA CENTRE, 245 S. CAPITOL BOULEVARD, BOISE, IDAHO 83702. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

  This Proxy Statement and enclosed Proxy are first being mailed on or about October 20, 1997, to all shareholders entitled to vote at the meeting.

RECORD DATE

  Shareholders of record at the close of business on September 29, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals of shareholders of the Company which are intended to be presented at the Company's 1998 Annual Meeting of Shareholders, must be received by the Company no later than July 27, 1998, and otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXY

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

  The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company intends to use the services of Beacon Hill Partners, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost to the Company will be approximately $25,000.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

  The Company has only one class of stock outstanding, the Company's Common Stock, $.10 par value per share (the "Common Stock"). At the Record Date, 211,390,866 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

  Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect of voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal.

  Cumulative voting for the election of directors shall not be required unless at least one shareholder has given written notice to the Secretary of the Company of its intention to cumulate votes at least 15 days prior to the date of the meeting. If cumulative voting is requested, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than eight candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld. The eight nominees for director receiving the highest number of Votes Cast will be elected, whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes as to the election of the directors will not count as Votes Cast "FOR" or "AGAINST" any nominee.

VOTING OF PROXIES

  The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR the amendment to the Company's 1994 Stock Option Plan, and
(iii) FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for fiscal 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth security ownership information as of August 28, 1997, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION TABLE" set forth herein, and (iv) all directors and executive officers as a group:

                                              AMOUNT AND NATURE OF   PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP  OF CLASS
   -----------------------------------------  --------------------- ----------
   FMR Corporation..........................  31,846,618        (1) 15.07%
    82 Devonshire Street
    Boston, Massachusetts 02109
   Capital Group Companies, Inc.............  23,192,910        (2) 10.97%
    333 South Hope Street
    Los Angeles, CA 90071
   J.R. Simplot Company.....................  18,699,000    (3) (4)  8.85%
    999 Main Street, Suite 1300
    Boise, Idaho 83707
   John R. Simplot..........................  13,137,700     (5)(6)  6.22%
    999 Main Street, Suite 1300
    Boise, Idaho 83707
   Appleton, Steven R.......................     497,239  (6)(7)(8)     *
   Bagley, James W..........................      10,000        (6)     *
   Baldwin, Donald D........................     217,191     (6)(8)     *
   Cloud, Eugene H..........................     161,628     (6)(8)     *
   Donnelly, Robert M.......................      70,520        (6)     *
   Heitzeberg, Edward J.....................     380,124     (6)(8)     *
   Hess, Jerry M............................      32,000     (6)(9)     *
   Lothrop, Robert A........................      50,049    (6)(10)     *
   Lowrey, Tyler A..........................      90,840 (6)(8)(11)     *
   Nicholson, Thomas T......................   1,511,670    (6)(12)     *
   Simplot, Don J...........................     164,020 (4)(6)(13)     *
   Smith, Gordon C..........................      10,750    (6)(14)     *
   Stover, Wilbur G., Jr....................     180,275  (6)(7)(8)     *
   All directors and executive officers as a
    group (19 persons)......................  35,690,946   (15)(16) 16.75%

--------
 *  Less than 1%
(1) Includes 27,952,818 shares beneficially owned by Fidelity Management and Research Company, 3,569,200 shares beneficially owned by Fidelity Management Trust Company, and 324,600 shares beneficially owned by Fidelity International Limited. Based upon information obtained directly from FMR Corporation on September 18, 1997.
(2) Includes 13,838,080 shares beneficially owned by Capital Research and Management Company and 9,354,830 shares beneficially owned by a group of investment management companies, whose parent holding company is Capital Group Companies, Inc. Based upon information obtained directly from the Capital Group Companies, Inc. on September 30, 1997.
(3) Includes 11,099,000 shares as to which J.R. Simplot Company has both voting and dispositive power and 7,600,000 shares as to which it has dispositive power but no voting power. Does not include 5,000,000 shares as to which it has voting power but no dispositive power and 2,600,000 shares as to which Simplot Canada Limited, a wholly-owned subsidiary of J.R. Simplot Company, has voting power but no dispositive power. Subject to certain conditions, J.R. Simplot Company and Simplot Canada Limited have the power to reclaim possession of, and dispositive power over, such 5,000,000 shares and 2,600,000 shares, respectively.

 (4) Mr. Don Simplot may also be deemed to be the beneficial owner of shares beneficially owned by J.R. Simplot Company. He is a shareholder, a director and the Corporate Vice President of J.R. Simplot Company and is a member of its Office of the Chairman.
 (5) Includes 967,600 shares held by a trust of which Mr. John Simplot is the trustee; 51 shares held by a limited partnership of which Mr. John Simplot is the general partner; 12,122,449 shares held by another limited partnership of which Mr. John Simplot is the general partner; 22,400 shares held in joint tenancy with his spouse; and 15,200 shares held by Mrs. Simplot. Does not include the shares beneficially owned by J.R. Simplot Company.
 (6) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of August 28, 1997, under the Company's 1985 Incentive Stock Option Plan, 1994 Stock Option Plan and Nonstatutory Stock Option Plan in the following amounts: Mr. Appleton, 395,669; Mr. Baldwin, 180,191; Mr. Cloud, 152,528; Mr. Donnelly, 58,520; Mr.
     Heitzeberg, 224,424; Mr. Lowrey, 56,000; Mr. Stover, 163,275; Mr. Bagley, 10,000; Mr. Hess, 10,000; Mr. Lothrop, 10,000; Mr. Nicholson, 10,000; Mr.
     Don Simplot, 10,000; Mr. John Simplot, 10,000; Mr. Smith, 10,000; and all directors and executive officers as a group (19 persons), 1,703,365.
 (7) Does not include 7,600,000 shares as to which Messrs. Appleton and Stover, in their respective capacities as Chairman of the Board and Chief Financial Officer of the Company, share voting power pursuant to irrevocable proxies issued in connection with forward sale transactions by J.R. Simplot Company and Simplot Canada Limited. These proxies are effective until the Company's annual meeting in 2003. Neither Mr. Appleton nor Mr. Stover has any dispositive power as to such 7,600,000 shares.
 (8) Does not include shares of Common Stock of Micron Communications, Inc. ("MCC"), a subsidiary of the Company, held by the following individuals:
     Mr. Appleton, 3,048; Mr. Baldwin, 2,416; Mr. Cloud, 3,523; Mr. Heitzeberg, 2,133; Mr. Lowrey, 2,024; Mr. Stover, 2,896; and all directors and executive officers as a group (7 persons), 18,571. The total number of shares of MCC held by all directors and executive officers as a group represents 1.63% of the total outstanding shares of MCC Common Stock. Also, does not include shares of Common Stock of Micron Display Technology, Inc. ("MDT"), a subsidiary of the Company at fiscal year end, held by the following individuals: Mr. Appleton, 910 shares; Mr. Baldwin, 4,580; Mr. Cloud, 26,650; Mr. Heitzeberg, 9,170; Mr. Lowrey, 910; and all directors and executive officers as a group (8 persons), 53,670. The total number of shares of MDT held by all directors and executive officers as a group represents less than 1% of the total outstanding shares of MDT Common Stock.
 (9) Includes 20,000 shares held directly in the name of Mr. Hess and 2,000 shares held in the name of J.M. Hess Construction Co.
(10) Includes 40 shares held directly in the name of Mr. Lothrop, 424 shares held in the name of Mrs. Lothrop, and 39,585 shares held in joint tenancy with Mrs. Lothrop.
(11) Does not include 98,300 shares of Common Stock of Micron Quantum Devices, Inc. ("MQD"), a subsidiary of the Company, held by Mr. Lowrey, which represents less than one percent (1%) of the total outstanding shares of MQD Common Stock. No other directors or executive officers of the Company hold shares of MQD Common Stock.
(12) Includes 1,400,000 shares held in the name of Mr. Nicholson directly; 10,000 shares held in the name of Mountain View Equipment; 8,000 shares held in the name of Miller-Nicholson, Inc.; 7,000 shares held in the name of MNI; 10,000 shares held in the name of MNII; 50,000 shares held by Blacks Creek Ltd. Partnership; and 16,670 shares held by Mrs. Nicholson.
(13) Includes 149,020 shares held in the name of Mr. Don Simplot directly and 5,000 shares held by Mr. Don Simplot as custodian for his minor child.
(14) All shares are held in joint tenancy with Mrs. Smith.
(15) Also includes 18,699,000 shares held by the J.R. Simplot Company (see footnote (4) above).
(16) Does not include 875,234 shares of Common Stock of Micron Electronics, Inc. ("MEI"), a subsidiary of the Company, held by an executive officer and options to purchase an aggregate of 57,000 shares of MEI Common Stock exercisable within 60 days of August 28, 1997 held by two executive officers.

                           BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS

NOMINEES

  The Company's Bylaws currently provide for eight directors, and it is contemplated that a Board of eight directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. The names of the eight nominees and certain information about them are set forth below:

                                                                                      SERVED
                                                                                       AS A
                                                                                     DIRECTOR
NAME OF NOMINEE          AGE PRINCIPAL OCCUPATION                                     SINCE
---------------          --- --------------------                                    --------
Steven R. Appleton......  37 Chairman of the Board of Directors, Chief Executive       1994(1)
                             Officer and President of the Company
James W. Bagley.........  58 Chief Executive Officer, Lam Research Corporation         1997
Jerry M. Hess...........  59 Chairman and Chief Executive Officer of J.M. Hess         1994
                             Construction Company, Inc.
Robert A. Lothrop.......  71 Retired, former Senior Vice President of J.R. Simplot     1994(2)
                             Company
Thomas T. Nicholson.....  61 President of Mountain View Equipment                      1980
Don J. Simplot..........  62 Member of Office of the Chairman and Corporate Vice       1982
                             President of J.R. Simplot Company
John R. Simplot.........  88 Retired, former Chairman of the Board of the J.R.         1980
                             Simplot Company
Gordon C. Smith.........  68 Secretary and Treasurer of SSI Management Corp.           1990

--------
(1) Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.
(2) Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.

  Each of the nominees has been engaged in his principal occupation set forth above during the past five years, except as follows:

  (i) During the past five years, Steven R. Appleton has served in various capacities with the Company, its subsidiaries and affiliates, including President and Chief Operating Officer and Vice President, Manufacturing of the Company; and Chairman of the Board, Chief Executive Officer and President of Micron Semiconductor, Inc. (a former wholly owned subsidiary of the Company). Since April 1995, Mr. Appleton has served as a director of Micron Electronics, Inc., a majority owned subsidiary of the Company.

  (ii) James W. Bagley became the Chief Executive Officer and a director of Lam Research Corporation ("Lam") in August 1997, upon consummation of a merger of OnTrak Systems, Inc. ("OnTrak") into Lam. Lam is, and OnTrak was, a capital equipment supplier. From May 1996 until August 1997, he was Chairman of the Board and Chief Executive Officer of OnTrak. From December 1987 until December 1993, Mr. Bagley was President and Chief Operating Officer for Applied Materials, Inc., a manufacturer of wafer fabrication systems to the semiconductor industry. From January 1994 until October 1995, he was Vice Chairman and Chief Operating Officer of Applied Materials, Inc., and Vice Chairman from November 1995 until May 1996. Mr. Bagley currently is a director of KLA-Tencor Corporation, Teradyne, Inc., Kulicke & Soffe Industries, Inc. and Semi/SEMATECH.

  (iii) Since April 1995, Jerry M. Hess has served as a director of Micron Electronics, Inc., a majority owned subsidiary of the Company.

  (iv) Since April 1995, Robert A. Lothrop has served as a director of Micron Electronics, Inc., a majority owned subsidiary of the Company.

  (v) Thomas T. Nicholson also serves as Vice President of Miller Nicholson, an automobile dealership, and is a partner of CCT Land & Cattle.

  (vi) Don J. Simplot served as the President of Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company, from February 1985 until January 1992. In April 1994, Mr. Don Simplot was appointed as a member of Office of the Chairman of the J.R. Simplot Company, a privately held company involved in food processing and in manufacturing and marketing fertilizers and agricultural chemicals. Mr. Don Simplot is also a director of AirSensors, Inc., an alternative fuel conversion equipment company.

  (vii) John R. Simplot served as the Chairman of the Board of Directors of the J.R. Simplot Company prior to his retirement in April 1994. Mr. John R. Simplot currently holds the honorary title of Chairman Emeritus of the J.R. Simplot Company. Since April 1995, Mr. John Simplot has served as a director of Micron Electronics, Inc., a majority owned subsidiary of the Company.

  (viii) Gordon C. Smith has served as the Secretary and Treasurer of SSI Management Corp. since September 1994. Mr. Smith served from May 1988 until his retirement in March 1994 as the President and Chief Executive Officer of the J.R. Simplot Company. Mr. Smith also served in various management positions from July 1980 until January 1992 for Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company.

  There is no family relationship between any director or executive officer of the Company, except between John R. Simplot and Don J. Simplot, who are father and son, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended August 28, 1997, except for Joseph M. Daltoso. Mr. Daltoso, who is the Chairman and Chief Executive Officer of the Company's majority owned subsidiary, Micron Electronics, Inc. ("MEI"), failed to report timely on SEC Form 4 (Statement of Changes in Beneficial Ownership) the sale of 17,600 shares of Common Stock of the Company on November 1, 1996. Of the shares sold by Mr. Daltoso in the transaction, 15,000 had been acquired by him on the same day through the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In March 1996, the Company, J.R. Simplot Company ("JRSC"), the Surprise Valley Partnership and United Water of Idaho, Inc. agreed to jointly design, construct and operate a water pipeline and pump station near the Company's manufacturing facilities in Boise, Idaho. During fiscal 1997, the Company contributed $455,915 toward the project, of which $94,099 was paid to JRSC.

  During the fiscal year ended August 28, 1997, J.R. Simplot Company and its subsidiaries purchased approximately $590,000 worth of computer equipment from Micron Electronics, Inc., a majority owned subsidiary of the Company.

  In January 1997 Joseph M. Daltoso, the Chairman and Chief Executive Officer of MEI paid $781,576 to the Company in full satisfaction of an outstanding promissory note.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of 13 meetings during the fiscal year ended August 28, 1997. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

  The Audit Committee held two meetings during fiscal 1997. Messrs. Hess, Nicholson and Smith served on the Audit Committee during all of fiscal 1997. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

  The Compensation Committee held four meetings during fiscal 1997. Mr. Lothrop, Mr. Nicholson and Mr. John Simplot served on the Compensation Committee during all of fiscal 1997. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers. (See "Compensation Committee Interlocks and Insider Participation" set forth herein.)

  During fiscal 1997, all incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings of all committees of the Board on which they served.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1997 for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                               ANNUAL COMPENSATION          COMPENSATION
                                      ------------------------------------- ------------
                                                                              OPTIONS     ALL OTHER
 NAME AND PRINCIPAL POSITION   FISCAL  SALARY                  OTHER ANNUAL   GRANTED    COMPENSATION
             (1)                YEAR     (2)   BONUS (3)(4)(5) COMPENSATION (6)(7)(8)(9)     (10)
 ---------------------------   ------ -------- --------------- ------------ ------------ ------------
 Steven R. Appleton..........   1997  $567,404   $2,731,078        $ 0        235,069      $ 5,548
  Chairman, CEO, &              1996   525,769    1,553,179          0         60,000       29,772
   President                    1995   450,000    1,239,540          0        120,000       57,017
 Donald D. Baldwin...........   1997   232,645    1,336,409          0        167,791        5,548
  Vice President of Sales &     1996   217,500      712,646          0         45,000       20,850
   Marketing                    1995   205,000      516,027          0         64,000       20,447
 Eugene H. Cloud.............   1997   194,596      691,485          0         96,388        5,548
  Vice President of             1996   185,615      426,333          0         15,000       10,096
   Marketing                    1995   190,000      431,883          0         48,000       12,627
 Robert M. Donnelly..........   1997   208,558    1,199,230          0        154,520        5,548
  Vice President of Memory      1996   194,231      646,270          0         35,000       10,096
   Products                     1995   190,000      508,528          0         64,000       12,627
 Wilbur G. Stover, Jr........   1997   359,423    1,660,868          0        195,073       39,345
  Vice President of Finance     1996   330,384      844,700          0         50,000       15,111
   & CFO                        1995   233,385      576,845          0         72,000       12,249
--------

 Edward J. Heitzeberg........   1997   230,100    1,354,666          0        114,524       16,890
  Manager, Memory               1996   216,923      788,291          0         45,000       25,295
   Technology                   1995   200,000      613,047          0         80,000       25,000
 Tyler A. Lowrey.............   1997   561,635    1,513,778          0         67,350        5,548
  Former Vice Chairman          1996   525,769    1,531,263          0         60,000       10,096
   & Chief Operations Officer   1995   450,000    1,245,273          0        120,000       15,262

--------
 (1) Represents the Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, in their respective positions at the end of fiscal 1997. Mr. Heitzeberg and Mr. Lowrey are listed because they each would have been listed as one of the Company's four most highly compensated executive officers if they had been serving as an executive officer at the end of fiscal 1997. Mr. Heitzeberg resigned as an executive officer of the Company effective as of January 27, 1997. Mr. Heitzeberg continues to work for the Company in the capacity of Manager, Memory Technology. Mr. Lowrey resigned as an executive officer of the Company effective as of September 30, 1996. Mr. Lowrey resigned his active employment with the Company on April 29, 1997.
 (2) Includes compensation deferred by the employee under the Company's
     Section 401(k) retirement plan.
 (3) Includes executive bonuses earned and paid during the fiscal year for financial performance goals relating to previous fiscal years. See the subheading "Payment/Exercise Restrictions" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

 (4) Includes profit sharing and bonus compensation paid for achievement of performance milestones and the filing and issuance of patents.
 (5) Includes amounts paid in connection with amended Severance Agreements and Agreements Not to Compete in the following amounts: Mr. Appleton, $1,057,991; Mr. Baldwin, $535,022; Mr. Cloud, $267,325; Mr. Donnelly,
     $458,237; Mr. Stover, $705,969; and Mr. Heitzeberg, $573,345. See the
     subheading "Amendments to Severance Agreements" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."
 (6) Includes options to purchase shares of the Company's Common Stock under the Company's 1985 Incentive Stock Option Plan, 1994 Stock Option Plan and the Nonstatutory Stock Option Plan (collectively, the "Stock Plans"). Options granted in fiscal 1995 under the Stock Plans reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995.
 (7) Fiscal 1997 amounts include options granted in exchange for options granted in fiscal 1996 which were cancelled pursuant to an option exchange program the Company implemented in fiscal 1997 in the following amounts: Mr. Appleton, 60,000; Mr. Baldwin, 45,000; Mr. Cloud, 15,000; Mr. Donnelly, 35,000; Mr. Stover 50,000; Mr. Heitzeberg, 45,000; and Mr. Lowrey, 60,000. See "OPTION GRANTS IN LAST FISCAL YEAR" and footnote (4) thereto. See also the subheading "Equity Compensation" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."
 (8) Includes options granted at the end of fiscal 1997 as part of an incentive compensation program for fiscal 1998 in the following amounts:
     Mr. Appleton, 70,000; Mr. Baldwin, 55,000; Mr. Cloud, 45,000; Mr. Donnelly, 55,000; Mr. Stover, 60,000; and Mr. Heitzeberg, 20,100. See "OPTION GRANTS IN LAST FISCAL YEAR" and footnote (6) thereto.
 (9) Includes options granted in connection with amended Severance Agreements and Agreements Not to Compete in the following amounts: Mr. Appleton, 45,069; Mr. Baldwin, 22,791; Mr. Cloud, 11,388; Mr. Donnelly, 19,520; Mr.
     Stover, 30,073; and Mr. Heitzeberg, 24,424. See "OPTION GRANTS IN LAST FISCAL YEAR" and footnote (5) thereto. See also the subheading "Amendments to Severance Agreements" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."
(10) Consists of (i) Company contributions made on the named executive's behalf to the Section 401(k) retirement plans; (ii) cash paid to the named executive under the Company's time-off plan; and (iii) cash paid under the Company's sabbatical/longevity bonus program.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on options granted under the Company's 1994 Stock Option Plan and Nonstatutory Stock Option Plan in fiscal 1997 to the Named Executive Officers:

                                               INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                                        PERCENT OF                                        POTENTIAL REALIZABLE VALUE
                                          TOTAL                                           AT ASSUMED ANNUAL RATES OF
                                         OPTIONS    EXERCISE OR FAIR MARKET                STOCK PRICE APPRECIATION
                            OPTIONS     GRANTED TO  BASE PRICE   VALUE ON                     FOR OPTION TERM(2)
                            GRANTED    EMPLOYEES IN     PER       DATE OF   EXPIRATION --------------------------------
          NAME                (#)      FISCAL YEAR     SHARE     GRANT (1)     DATE        0%         5%        10%
          ----           ------------- ------------ ----------- ----------- ---------- ---------- ---------- ----------
Steven R. Appleton...... 60,000 (3)(4)    0.418%      $31.650     $   --      10/2/01  $       -- $  645,842 $1,465,194
                         60,000    (3)    0.418%       29.650         --     10/28/02          --    605,030  1,372,607
                         45,069    (5)    0.314%        7.825      31.30     11/25/02   1,057,995  1,537,754  2,146,405
                         70,000 (3)(6)    0.488%       45.775         --      8/25/03          --  1,089,751  2,472,274
Donald D. Baldwin....... 45,000 (3)(4)    0.313%       31.650         --      10/2/01          --    484,381  1,098,896
                         45,000    (3)    0.313%       29.650         --     10/28/02          --    453,773  1,029,455
                         22,791    (5)    0.159%        7.825      31.30     11/25/02     535,019    777,629  1,085,418
                         55,000 (3)(6)    0.383%       45.775         --      8/25/03          --    856,233  1,942,501
Eugene H. Cloud......... 15,000 (3)(4)    0.104%       31.650         --      10/2/01          --    161,460    366,299
                         25,000    (3)    0.174%       29.650         --     10/28/02          --    252,096    571,920
                         11,388    (5)    0.079%        7.825      31.30     11/25/02     267,333    388,558    542,352
                         45,000 (3)(6)    0.313%       45.775         --      8/25/03          --    700,555  1,589,319
Robert M. Donnelly...... 35,000 (3)(4)    0.244%       31.650         --      10/2/01          --    376,741    854,697
                         45,000    (3)    0.313%       29.650         --     10/28/02          --    453,773  1,029,455
                         19,520    (5)    0.136%        7.825      31.30     11/25/02     458,232    666,022    929,637
                         55,000 (3)(6)    0.383%       45.775         --      8/25/03          --    856,233  1,942,501
Wilbur G. Stover, Jr.... 50,000 (3)(4)    0.348%       31.650         --      10/2/01          --    538,201  1,220,995
                         55,000    (3)    0.383%       29.650         --     10/28/02          --    554,611  1,258,223
                         30,073    (5)    0.209%        7.825      31.30     11/25/02     705,964  1,026,091  1,432,222
                         60,000 (3)(6)    0.418%       45.775         --      8/25/03          --    934,073  2,119,092

-------
Edward J. Heitzeberg.... 45,000 (3)(4)    0.313%       31.650         --      10/2/01          --    484,381  1,098,896
                         25,000    (3)    0.174%       29.650         --     10/28/02          --    252,096    571,920
                         24,424    (5)    0.170%        7.825      31.30     11/25/02     573,353    833,347  1,163,190
                         20,100 (3)(6)    0.140%       45.775         --      8/25/03          --    312,914    709,896
Tyler A. Lowrey......... 60,000 (3)(4)    0.418%       31.650         --      10/2/01          --    645,842  1,465,194
                            100    (3)    0.001%       26.775         --      11/1/02          --        911      2,066
                            417    (3)    0.003%       26.605      31.30     11/25/02       1,958      6,397     12,028
                          6,833    (3)    0.048%       31.300         --     11/25/02          --     72,737     86,385

-------
(1) The "fair market value" on the date of grant is defined under the Company's 1994 Stock Option Plan and the Nonstatutory Stock Option Plan as equal to the average closing price of the Company's Common Stock for the five business days preceding the date of grant. No fair market value is listed if the exercise price of the option is equal to the fair market value on the date of grant (see footnote (3) below).
(2) Potential realizable value is based on an assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six year option term. Potential realizable value is shown net of exercise price. The numbers are calculated based on the regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(3) The exercise price is the "fair market value" on the date of grant, which is defined under the Company's Stock Plans as equal to the average closing price of the Company's Common Stock for the five business days preceding the date of grant. Options granted typically have a six year term and vest over a five (5) year period in increments of twenty percent (20%) per year. Options under the 1994 Stock Option Plan may be granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs").

(4) These options were granted as a result of an option exchange program (the "Exchange Program") approved by the Company's Board of Directors on September 30, 1996. Pursuant to the exchange program, employees with options having an exercise price in excess of $30.00 per share under the Company's Stock Plans were entitled to elect to exchange such options for nonstatutory stock options having (i) an exercise price equal to the average closing price of the Company's Common Stock for the five business days preceding October 18, 1996, and (ii) generally the same terms and conditions, including vesting and expiration terms, as the options surrendered; provided, however, that nonstatutory stock options could not be exercised prior to January 18, 1997. See the subheading "Equity Compensation" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."
(5) These options were granted in connection with the amended Severance Agreements and Agreements Not to Compete. See the subheading "Amendments to Severance Agreements" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."
(6) The options were granted at the end of fiscal 1997, as part of an incentive compensation program for fiscal 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table provides information regarding option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options and SARs at August 28, 1997:

                                                 NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS/SARS          OPTIONS/SARS
                                                      AT FISCAL             AT FISCAL
                          NUMBER OF                    YEAR-END            YEAR-END(1)
                           SHARES               ---------------------- --------------------
                         ACQUIRED ON   VALUE       EXERCISABLE (E)       EXERCISABLE (E)
          NAME            EXERCISE    REALIZED    UNEXERCISABLE (U)     UNEXERCISABLE (U)
          ----           ----------- ---------- ---------------------- --------------------
Steven R. Appleton......    59,356   $1,902,638        395,669 (E)         $12,921,303 (E)
                                                       154,000 (U)           1,576,488 (U)
Donald D. Baldwin.......         0            0        180,191 (E)           5,397,220 (E)
                                                       112,800 (U)           1,039,200 (U)
Eugene H. Cloud.........    10,000      299,850        152,528 (E)           4,931,768 (E)
                                                        75,600 (U)             589,609 (U)
Robert M. Donnelly......   102,526    2,116,996         58,520 (E)           1,323,972 (E)
                                                       108,800 (U)             982,952 (U)
Wilbur G. Stover, Jr....    16,000      680,832        163,275 (E)           4,486,434 (E)
                                                       127,400 (U)           1,207,747 (U)

--------
Edward J. Heitzeberg....    10,000      242,129        224,424 (E)           6,855,355 (E)
                                                        69,100 (U)             934,558 (U)
Tyler A. Lowrey.........    96,000    2,668,601              0 (E)                   0 (E)
                                                       192,452 (U)           5,220,386 (U)

--------
(1) Represents the difference between the exercise price of the options and $45.712, the average closing price of the Company's Common Stock for the five business days preceding August 28, 1997.

                         10-YEAR OPTION/SAR REPRICINGS

  The following table summarizes the repricing of any stock options granted to any executive officer of the Company during the past ten fiscal years.

                                       NUMBER
                                     OF SHARES                                    LENGTH OF
                                     UNDERLYING                                    ORIGINAL
                                    OPTIONS/SARS MARKET PRICE EXERCISE           OPTION TERM
                                      REPRICED   OF STOCK AT  PRICE AT    NEW    REMAINING AT
                           DATE OF       OR        TIME OF     TIME OF  EXERCISE   DATE OF
       NAME/TITLE         REPRICING   AMENDED     REPRICING   REPRICING  PRICE    REPRICING
       ----------         --------- ------------ ------------ --------- -------- ------------
Steven R. Appleton......  10/18/96     60,000       $31.65     $80.25    $31.65        5
Chairman of the Board,
 CEO & President

Donald D. Baldwin.......  10/18/96     45,000        31.65      80.25     31.65        5
Vice President of Sales
 & Marketing

Kipp A. Bedard..........  10/18/96     20,000        31.65      80.25     31.65        5
Vice President of
 Corporate Affairs

Eugene H. Cloud.........  10/18/96     15,000        31.65      80.25     31.65        5
Vice President of
 Marketing

Robert M. Donnelly......  10/18/96     35,000        31.65      80.25     31.65        5
Vice President of Memory
 Products

Dermot M. Durcan........  10/18/96      2,736        31.65      80.25     31.65        5
Chief Technical Officer   10/18/96      7,364        31.65     68.212     31.65        5
 & Vice President         10/18/96        981        31.65     60.031     31.65        5
of Research &
 Development

William B. Farney.......  10/18/96     35,000        31.65      80.25     31.65        5
Former Vice President of
 Legal Affairs,
General Counsel &
 Corporate Secretary

Jay L. Hawkins..........  10/18/96        100        31.65     68.212     31.65        5
Vice President of         10/18/96      1,472        31.65     60.031     31.65        5
 Operations               10/18/96     20,000        31.65     52.423     31.65        5

Edward J. Heitzeberg....  10/18/96     45,000        31.65      80.25     31.65        5
Manager, Memory
 Technology &
Former Vice President of
 Engineering

Leo B. Jurica...........  10/18/96        100        31.65     68.212     31.65        5
Former Vice President of  10/18/96        981        31.65     60.031     31.65        5
 Lehi Operations          10/18/96     25,000        31.65     52.423     31.65        5

Roderic W. Lewis........  10/18/96      4,050        31.65     38.325     31.65        5
Vice President of Legal   10/18/96     15,950        31.65     32.575     31.65        5
 Affairs,
General Counsel &
 Corporate Secretary

Tyler A. Lowrey.........  10/18/96     60,000        31.65      80.25     31.65        5
Former Vice Chairman &
 Chief Operations
Officer

Norman L. Schlachter....  10/18/96      6,000        31.65     68.212     31.65        5
Treasurer

                                      NUMBER                                     LENGTH OF
                                    OF SHARES                                     ORIGINAL
                                    UNDERLYING                                  OPTION TERM
                                   OPTIONS/SARS MARKET PRICE EXERCISE           REMAINING AT
                                     REPRICED   OF STOCK AT  PRICE AT    NEW      DATE OF
                          DATE OF       OR        TIME OF     TIME OF  EXERCISE  REPRICING
       NAME/TITLE        REPRICING   AMENDED     REPRICING   REPRICING  PRICE       (1)
       ----------        --------- ------------ ------------ --------- -------- ------------
Nancy M. Self........... 10/18/96     20,000       $31.65     $80.25    $31.65        5
Vice President of
 Administration

Steven L. Stout......... 10/18/96        100        31.65     68.212     31.65        5
Vice President of        10/18/96      1,472        31.65     60.031     31.65        5
 Facilities              10/18/96     20,000        31.65     52.423     31.65        5

Wilbur G. Stover, Jr.... 10/18/96     50,000        31.65      80.25     31.65        5
Vice President of
 Finance & CFO

Thomas T. Trent......... 10/18/96     15,000        31.65      80.25     31.65        5
Former Vice President,
 Computer Aided Design

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive a director fee of $4,000 for each Board of Directors meeting attended. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

  In June 1997 the Board of Directors amended the Company's 1994 Stock Option Plan (the "1994 Plan") to allow directors to participate in the 1994 Plan and approved a program whereby non-employee directors are granted (i) an initial option to purchase 10,000 shares upon the later to occur of the date of their appointment to the Board or June 30, 1997, the date of the resolutions approving the program, and (ii) an annual subsequent option to purchase 3,000 shares of the Company's Common Stock. The options granted to the non-employee directors are fully vested on the date of grant and have an exercise price equal to the fair market value at the date of grant. As of September 29, 1997, each of Messrs. Bagley, Hess, Lothrop, Nicholson, Don Simplot, John Simplot and Smith had options outstanding to purchase 13,000 shares at a weighted average exercise price of $39.919 per share.

  Mr. Lothrop has entered into agreements with the Company pursuant to which his receipt of director fees is deferred until the first business day of the calendar year in which he no longer serves as a director of the Company. Deferred amounts, in the case of termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following the death of the director or former director. All amounts deferred are recorded as a liability in the records of the Company. Such amounts accrue interest monthly at a rate per annum equal to the Company's average investment portfolio yield for such month. Mr. Smith had similar agreements with the Company which were terminated in September 1996.

TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENT

  Severance Agreements

  The Company has entered into Severance Agreements with each of the Named Executive Officers and certain other officers of the Company relating to termination and compensation upon termination. The Severance

Agreements allow either the Company or the officer to terminate the officer's active employment with the Company or the officer's status as an officer of the Company, for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing to the other party. The Severance Agreements generally provide a six month "Transition Period" which begins upon termination of the officer's active employment with the Company or status as an officer of the Company. Mr. Lowrey's Severance Agreement provides for a two year Transition Period, which began on September 30, 1996. During the Transition Period, the officer is entitled to receive all benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to the Company's practices and plans with respect to the officer's benefits and compensation in effect as of the date of the officer's date of termination of active employment or status as an officer ("Termination Date"). However, such terminated officers are not entitled to any new grants of interest in future executive bonus pools, any new grants of stock options, and payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date. See the subheading "Amendments to Severance Agreements" under the "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION" for a description of amendments made to the Severance Agreements during fiscal 1997. Although Mr. Heitzeberg resigned as an executive officer of the Company on January 27, 1997, pursuant to an amendment to his Severance Agreement Mr. Heitzeberg's Transition Period did not begin upon his resignation. Mr. Heitzeberg currently has in place a Severance Agreement providing for a six month Transition Period.

  Change in Control Arrangement

  On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company then outstanding.


  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SET FORTH HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                       REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

  This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Robert A. Lothrop, Thomas T. Nicholson and John R. Simplot serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, stock option grants and other compensation, of the Company's executive officers. Compensation for the Company's officers for fiscal 1997, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Compensation Committee and reviewed and approved by the Company's Board of Directors.

EXECUTIVE OFFICER COMPENSATION

  The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

  Cash Compensation

  Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including
(i) individual performance, (ii) level of responsibility, (iii) technical expertise, (iv) length of service, (v) Company performance and (vi) industry compensation levels.

  Company Performance Bonuses. Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance during the fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the Company's profits at the end of the fiscal year. Bonuses are paid over a five year period. For fiscal 1993, 1994 and 1995 bonuses, profits were determined on a consolidated basis. For fiscal 1996 and 1997 bonuses, profits were determined on an unconsolidated basis (excluding the results of operations of Micron Electronics, Inc., Micron Quantum Devices, Inc. and Micron Communications, Inc.). Performance bonus percentages are established according to a subjective analysis of each executive officer's contribution to the Company according to the same criteria utilized to determine base salary.

  Profit Sharing. The Company distributes ten percent (10%) of the Company's quarterly after-tax profits (determined on an unconsolidated basis) to all eligible employees of the Company. The plan provides for equal allocation among all eligible employees of the first $500,000 of amounts eligible for distribution. Amounts exceeding $500,000 are distributed pro rata to eligible employees on the basis of base salary of eligible employees.

  Incentive Bonuses. From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of technological advances.

  Equity Compensation

  In order to provide incentive to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's 1994 Stock Option Plan, Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan (collectively, the "Stock Plans"). The determination of who receives stock options under the Stock Plans and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

  On September 30, 1996, the Compensation Committee and the Board of Directors approved an option exchange program pursuant to which employees with options having an exercise price in excess of $30.00 per share under the Stock Plans were entitled to elect to exchange such options for nonstatutory stock options having (i) an exercise price of $31.65, the average closing price of the Company's Common Stock for the five business days preceding October 18, 1996, and (ii) generally the same terms and conditions, including vesting and expiration terms, as the options surrendered; provided, however, that the new nonstatutory options could not be exercised prior to January 18, 1997. The option exchange program was an acknowledgment by the Board of the importance to the Company of its employees and the importance to the employees of stock options. In approving the option exchange program, the Board considered the competitive environment for obtaining and retaining employees and the overall benefit to the shareholders of a highly motivated workforce. Options to purchase 3,649,309 shares of Common Stock were exchanged pursuant to the program.

  Other Compensation

  In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Hours accumulated in excess of 500 that are not used are paid in cash. Executive officer participation in various clubs, organizations and associations may also be funded by the Company.

  Amendments to Severance Agreements

  During fiscal 1997 the Committee approved amendments to the Severance Agreements in place between the Company and its executive officers (the "Severance Agreements"). The Severance Agreements were amended to reduce the duration of the "Transition Period" provided for in such agreements from two years to six months. The "Transition Period" is the period during which the former officer is entitled to continue receiving the benefits provided to the Company's executive officers, including but not limited to salary, bonuses, executive bonuses and continued vesting of stock options. In connection with the amendment of the Severance Agreements, the executive officers also entered into Agreements Not to Compete with the Company. The Agreements Not to Compete prohibit the executive officers from competing with the Company for a period of two years after the termination of the officers' active employment with the Company. In deciding to amend the Severance Agreements, the Committee considered the effects of the two year Transition Period on executive performance and incentives to maintain active employment with the Company. In addition, it was determined that it would be in the shareholders' best interests to enter into the Agreements Not to Compete to protect Company trade secrets and intellectual property.

  In consideration of the executive officer's acceptance of the reduced six month Transition Period and the Agreements Not to Compete, the Company paid each executive officer a "Benefit Amount" and accelerated the vesting of certain stock options held by the executive officers. The Benefit Amount was equal to the sum of (i) any unpaid amounts attributable to fiscal years of the Company that ended prior to November 25, 1996, that would be payable to the executive officer under the terms of the Company's Executive Bonus Plan (the "Bonus Plan") in 1999 and 2000, assuming the executive officer remained employed by the Company through such dates, and (ii) 1 1/2 times the executive officer's base salary. One half of the Benefit Amount, less applicable withholding taxes, was paid in cash and the consideration for the other half was stock options. The amount of stock options for each executive officer was determined by dividing one-half of the officer's Benefit Amount by the "Option Price Discount." The Option Price Discount was an amount equal to 75% of the average closing price of the Company's Common Stock for the five day period ending November 25, 1996. The exercise price attributed to the stock options granted was 25% of the average closing price of the Company's Common Stock for the five day period ending November 25, 1996. The Benefit Amount was paid in complete satisfaction of the executive officer's rights to any payments in 1999 or 2000 under the Bonus Plan attributable to fiscal years of the Company that ended prior to November 25, 1996 and the officer has no further rights to such amounts. In addition, the vesting of stock options held by the officers immediately prior to November 25, 1996 which would vest and become exercisable at any time during calendar years 1997 and 1998, assuming the officers' continued employment, was accelerated (the "Accelerated Options"). Such Accelerated Options became fully vested and exercisable on November 25, 1996.

  Payment/Exercise Restrictions

  In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, many compensation programs for employees and executive officers contain provisions which subject the payment or realization of benefits under such programs to certain conditions. In this regard, Company performance bonuses awarded to each executive officer are earned and paid in equal annual installments over a five year period, subject to the following conditions: (i) the Company is profitable in the year of payment; (ii) the individual remains employed by the Company or a subsidiary of the Company; (iii) the Committee's certification that the executive officer's goals were achieved; and (iv) the Board of Directors approves the payment of the annual installment. Likewise, stock options granted to executive officers typically have a term of six years and vest twenty percent (20%) each year for a period of five years from the date of grant.

CEO COMPENSATION

  On July 28, 1997, Steven R. Appleton's annual base salary was raised from $550,000 to $650,000 based primarily on Mr. Appleton's overall performance and the Company's performance during the prior fiscal year, Mr. Appleton's anticipated performance for fiscal 1998 and the Committee's assessment of the compensation practices of other semiconductor manufacturing companies. Mr. Appleton's cash bonus payments in fiscal 1997 were attributable to the receipt of annual installments of Company performance bonuses for fiscal years 1993, 1994, 1995, 1996 and 1997 and the accelerated bonus payments made in connection with the amended Severance Agreements and Agreements Not to Compete. See the description of "Company Performance Bonuses," "Amendments to Severance Agreements" and "Payment/Exercise Restrictions" in this Report.

  During fiscal 1997, Mr. Appleton was granted options to purchase a total of 235,069 shares of the Company's Common Stock. Of these, options to purchase 60,000 shares were granted as a result of the option exchange program (see "Equity Compensation" in this Report); options to purchase 60,000 shares were granted as part of an incentive compensation program for fiscal 1997 (the "Fiscal 1997 Options"); options to purchase 45,069 shares were granted in connection with the amended Severance Agreements (see "Amendments to Severance Agreements" in this Report); and options to purchase the remaining 70,000 shares were granted on August 25, 1997 as part of an incentive compensation program for fiscal 1998 (the "Fiscal 1998 Options"). The Company granted stock options to other executive officers pursuant to the same programs. The Compensation Committee did not have a plan pursuant to which a predetermined number of the Fiscal 1997 Options or the Fiscal 1998 Options were allocated to Mr. Appleton. The actual number of the Fiscal 1997 Options and the Fiscal 1998 Options granted to Mr. Appleton was based upon subjective and objective factors, such as his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company, his expected contributions to the future success of the Company and industry practices.

                                 Compensation Committee of the Board of
                                 Directors

                                          Robert A. Lothrop
                                          Thomas T. Nicholson
                                          John R. Simplot

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1997, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries.

                               PERFORMANCE GRAPH

  The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index from August 31, 1992, through August 31, 1997. In September 1994, the Company was added to the S&P Electronics (Semiconductors) Index. For purpose of this disclosure, current companies of S&P Electronics (Semiconductors) Index include Advanced Micro Devices, Inc.; Applied Materials, Inc.; Intel Corporation; Micron Technology, Inc.; Motorola, Inc.; National Semiconductor Corporation; and Texas Instruments Incorporated.

  Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.
                                     LOGO

                       [PERFORMANCE GRAPH APPEARS HERE]
  The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1992, in Common Stock of Micron Technology, Inc., the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index. Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

                                                     YEAR ENDING AUGUST 31
                                               ---------------------------------
                                               1992 1993 1994  1995  1996  1997
                                               ---- ---- ---- ------ ---- ------
Micron Technology, Inc........................ $100 $351 $664 $2,548 $757 $1,480
S&P Electronics (Semiconductors) Index........  100  224  238    423  323    736
S&P 500 Composite Index.......................  100  115  122    148  175    246

2. AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

  The 1994 Stock Option Plan (the "1994 Plan"), as currently in effect, reserves 7,000,000 shares of the Company's Common Stock for issuance thereunder. On September 29, 1997, the Board of Directors authorized an amendment to the 1994 Plan, subject to shareholder approval, to increase the number of shares available for grant under the 1994 Plan to 32,000,000. The purpose of the amendment is to provide the Company with an additional 25,000,000 shares of Common Stock that can be awarded or granted to officers, employees and consultants of the Company in future years until the expiration of the 1994 Plan in 2004. All such awards or grants under the 1994 Plan will be made only upon approval by the Compensation Committee or the Board of Directors.

  The 1994 Plan was approved by shareholders at the 1994 Annual Meeting. At the 1995 Annual Meeting, shareholders approved an amendment to the 1994 Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares. The following summary of the material features of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan. A copy of the 1994 Plan is attached hereto as Appendix A.

PURPOSE OF THE 1994 PLAN AMENDMENT

  The purpose of the proposed amendment is to ensure that the Company has a sufficient number of shares of the Company's Common Stock reserved under the 1994 Plan to accomplish the 1994 Plan's objectives of attracting and retaining the best available personnel, providing additional incentives to employees and consultants and promoting the success of the Company's business. As of August 28, 1997, options to purchase 157,849 shares were available for grant under the 1994 Plan. Assuming approval of the proposed amendment, the 32,000,000 shares reserved for issuance under the 1994 Plan will represent approximately 15% of the Company's Common Stock outstanding as of August 28, 1997.

ADMINISTRATION

  The 1994 Plan is administered by either (i) the Board of Directors, if the Board may administer the 1994 Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) a committee appointed by the Board and constituted so as to permit the 1994 Plan to comply with the provisions of Rule 16b-3. If permitted by Rule 16b-3, the 1994 Plan may be administered by different bodies with respect to directors, employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of this plan description, the term "Committee" shall mean the Compensation Committee of the Board. Members of the Board receive no additional compensation for their services in connection with the administration of the 1994 Plan.

  The Committee has the discretion to select the directors, officers, employees and consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1994 Plan. Historically, any grants approved by the Committee also have been approved by the Board of Directors. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option (provided that such amendment may not impair the rights of any Optionee unless mutually agreed upon by the Optionee and the Committee).

  In June 1997 the Board of Directors amended the 1994 Plan to allow directors to participate in the 1994 Plan and approved a program whereby non-employee directors are granted (i) an initial option to purchase 10,000 shares upon the later to occur of the date of their appointment to the Board or June 30, 1997, the date of the resolutions approving the program, and (ii) an annual subsequent option to purchase 3,000 shares of the Company's Common Stock. The options granted to the non-employee directors are fully vested on the date of grant and have an exercise price equal to the fair market value at the date of grant.

ELIGIBLE PARTICIPANTS

  Employees, officers and consultants, including directors and advisors, of the Company are eligible to participate in, and to receive options under, the 1994 Plan. As of August 28, 1997, options to purchase 6,641,745 shares of Common Stock were outstanding under the 1994 Plan and 200,406 shares of Common Stock had been issued upon exercise of options. An Optionee may be granted more than one option under the 1994 Plan and any option that terminates without being exercised reverts to the 1994 Plan and becomes available for future grant. Under the terms of the 1994 Plan, no employee of the Company can be granted options to purchase more than 500,000 shares during any fiscal year, subject to adjustment upon changes in capitalization.

TERMS OF OPTIONS

  The 1994 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). Options granted to consultants and directors who are not also employees are nonstatutory stock options.

  The purchase price per share payable by an Optionee upon the exercise of each ISO granted under the 1994 Plan equals the fair market value of the Company's Common Stock on the date of the grant. The fair market value of a share of the Company's Common Stock is deemed to be the average closing price of the Company's Common Stock as quoted on the New York Stock Exchange for the five (5) business days preceding the date the Option is granted. As of October 10, 1997, the fair market value of a share of the Company's Common Stock was $36.05. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1994 Plan is determined by the Committee.

  The exercise price of an option granted under the 1994 Plan may be paid in cash, check, promissory note, or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof. Other methods of payment available under the Plan include the acceptance by the Committee and stockbroker of documentation necessary to perform a cashless exercise transaction or the reduction of any Company liability to an Optionee. In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Options yet to be exercisable terminate immediately upon the date of the termination. However, the Committee may grant options under the 1994 Plan which survive the termination of an Optionee's employment with the Company and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

  Options granted under the 1994 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1994 Plan are exercisable during an Optionee's lifetime only by the Optionee.

  Options granted under the 1994 Plan are evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The current form of agreement generally provides for an option term of six (6) years with the shares vesting over a five (5) year period in increments of twenty percent (20%) per year.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  Subject to adjustment in the case of certain changes in the capital structure of the Company, and subject to the shareholders' approval of the amendment to the 1994 Plan as proposed hereby, a maximum of 32,000,000 shares of the Company's Common Stock will be reserved for issuance pursuant to options granted under the 1994 Plan. In the event of a change in the number or nature of the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, a proportionate adjustment may be made in the number of shares reserved for issuance under the 1994 Plan and will be made to the number, class, and exercise price of shares subject to any outstanding options under the 1994 Plan, in order to maintain the purpose of the original grant.

AMENDMENT AND TERMINATION OF THE 1994 PLAN

  The 1994 Plan was effective upon the adoption by the Company's Board of Directors and approval by the Company's shareholders at the 1994 Annual Meeting. It will terminate ten (10) years from such date, unless earlier terminated by the Board of Directors. However, the Company's Board of Directors may, at any time, terminate the 1994 Plan on an earlier date, provided that such termination will not affect the rights of the Optionees under any outstanding options previously granted under the 1994 Plan. In addition, and subject to the limitations in the 1994 Plan, the Company's Board of Directors may amend the Plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

  ISOs and NSOs are treated differently for federal tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

  An Optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the Optionee's alternative minimum tax liability, if any. If an Optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the Optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the Optionee's basis in the shares (which generally equals the exercise price). If an Optionee disposes of stock acquired upon exercise of an ISO before satisfying either of the one and two-year holding periods described above, the disposition disqualifies the option from favorable tax treatment as an ISO, and the Optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the Optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company is entitled to a deduction in the year the Optionee disposes of the shares in an amount equal to the ordinary income recognized by the Optionee.

  An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a tax deduction for this gain.

  Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. The compensation of the highest paid executives relating to stock option exercises is not subject to the deduction limit if certain limitations set forth in the 1994 Plan and approved by shareholders are applied to stock options granted to executive officers.

PLAN BENEFITS

  Because options under the 1994 Plan are granted at the discretion of the Board of Directors (or such committee, if any, to whom the Board has delegated such authority), it is not possible for the Company to determine and disclose the amount of options that may be granted to the named executive officers and the executive officers as a whole, if the amendment is approved. However, see "Eligible Participants" above for a description of the limitations as to granting of options.

PROPOSED AMENDMENT

  Under the terms of the 1994 Plan, as originally approved by the shareholders, there were 1,000,000 shares reserved for issuance. On May 4, 1995, the Company effected a 2-for-1 stock split of its Common Stock pursuant to a stock dividend. This adjustment caused the 1,000,000 shares reserved for issuance to increase to 2,000,000 shares. Accordingly, following the stock split, the 1994 Plan authorized the issuance of 2,000,000 shares of Common Stock. In January 1996 shareholders approved increasing the number of shares reserved for issuance under the 1994 Plan to 7,000,000 shares. The proposed amendment will increase the number of authorized shares of Common Stock reserved for issuance by an additional 25,000,000 shares by revising the final sentence of Section 3 of the 1994 Plan to read as follows:

    "Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 32,000,000 Shares."

  The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1994 Plan.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 3, 1998. Coopers & Lybrand L.L.P. has been the Company's independent accountants since fiscal 1985. In the event of a negative vote on the ratification of Coopers & Lybrand L.L.P., the Board of Directors will reconsider its decision to appoint Coopers & Lybrand L.L.P. as the Company's independent accountants. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

4. OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.

                                          THE BOARD OF DIRECTORS

Dated: October 20, 1997

                                                                     APPENDIX A

                            MICRON TECHNOLOGY, INC.

                            1994 STOCK OPTION PLAN

  1. Purposes of the Plan. The purposes of this Stock Option Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  . to provide additional incentive to Employees and Consultants, and

  . to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Change in Control" means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

    (e) "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

    (g) "Common Stock" means the Common Stock of the Company.

    (h) "Company" means Micron Technology, Inc., a Delaware corporation.

    (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall also include Directors who are not Employees of the Company.

    (j) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
  (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

    (k) "Director" means a member of the Board.

    (l) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the five business days preceding the day of determination, as reported in the The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

    (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (t) "Option" means a stock option granted pursuant to the Plan.

    (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

    (w) "Optioned Stock" means the Common Stock subject to an Option.

    (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

    (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (z) "Plan" means this 1994 Option Plan.

    (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

    (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock

  Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

  3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000* Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

  4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

      (ii) Administration With Respect to Directors and Officers Subject to
    Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

      (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

      (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

      (iii) to determine whether and to what extent Options are granted hereunder;

      (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

      (v) to approve forms of agreement for use under the Plan;
--------
* If the amendment to the 1994 Plan is approved by shareholders, this number will be changed to 32,000,000.

      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

      (xii) to institute and Option Exchange Program; and

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

  5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

  6. Limitations.

    (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

      (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Parent or Subsidiary, which

      (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

    (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options to
  Employees:

      (i) No employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

      (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

      (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market

    Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
  Section 16 of the Exchange Act with respect to Plan transactions.

    (f) Suspension. Any Optionee who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

  11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

  12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    (d) Change in Control. In the event of a Change in Control, the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

  13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  14. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

    (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

  15. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  16. Liability of Company.

    (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

  17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

                               [MAP APPEARS HERE]

          This Proxy is solicited on behalf of the Board of Directors

                            MICRON TECHNOLOGY, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                               November 25, 1997

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 1997 Annual Meeting of Shareholders and Proxy Statement, each dated October 20, 1997, and hereby appoints Steven R. Appleton and Wilbur G. Stover, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Micron Technology, Inc., to be held November 25, 1997, at 9:00 a.m., Mountain Standard Time, at the BANK OF AMERICA CENTRE,
245 S. Capitol Boulevard, Boise, Idaho 83702, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                        (to be signed on reverse side)

1. ELECTION OF DIRECTORS  [_] FOR nominees listed below
                              (except as indicated)

                          [_] WITHHOLD authority to vote for all nominees
                              listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:
Steven R. Appleton; James W. Bagley; Jerry M. Hess; Robert A. Lothrop; Thomas T. Nicholson; Don J. Simplot; John R. Simplot; Gordon C. Smith.

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER TO 32,000.00.

                     [_] FOR    [_]AGAINST    [_] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998.

                     [_] FOR    [_]AGAINST    [_] ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.



                                        Dated                           , 1997
                                              --------------------------

                                        --------------------------------------
                                        Signature


                                        --------------------------------------
                                        Signature


(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)